Exhibit 99.1

AST SpaceMobile to Provide Quarterly Business Update on November 14, 2023 and Provides
Preliminary Financial Results for Third Quarter 2023

MIDLAND, TX, October 25, 2023 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by standard mobile phones, today announced it will hold a quarterly business update conference call on Tuesday, November 14th at 5:00 p.m. (Eastern Time). The company is also providing its preliminary estimated financial results for the third quarter ended September 30, 2023.

AST SpaceMobile will be accepting questions from retail and institutional shareholders and management will answer select questions relating to AST SpaceMobile’s business and financial results on the conference call. Investors are encouraged to submit questions to investors@ast-science.com and will also be added to our Investor Relations mailing list.

The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

Third Quarter 2023 Preliminary Estimated Financial Results

●	We ended the third quarter with cash and cash equivalents and restricted cash of approximately $135.7 million
●	We expect our total preliminary Adjusted operating expenses to be between $36.2 and $38.2 million for the third quarter of 2023(1)
●

As of September 30, 2023, we have incurred approximately $224.2 million of capitalized property and equipment costs. This includes costs incurred for purchase of satellite direct materials and launch payments for commercial bluebird satellites, costs incurred for assembly, test, launch and deployment of BlueWalker 3 (“BW3”) satellite, and costs incurred for development of assembly, integration, and test facilities including purchases of assembly equipment and antennas

(1) Adjusted operating expense is a non-GAAP measure. See reconciliation of Adjusted operating expense to Total operating expense in the table accompanying this press release

Our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 are not yet available. The preliminary estimated financial results are management estimates based on currently available information and subject to completion of financial closing procedures as of and for the three and nine months ended September 30, 2023. As a result, our actual results may vary materially from the preliminary estimated financial results included herein and will not be publicly available until we file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. These estimates constitute “forward-looking statements” as described in “Forward-Looking Statements” below. Our independent registered public accounting firm, KPMG LLP, has not reviewed, or performed any procedures with respect to these preliminary estimated financial results.

Non-GAAP Financial Measure

We refer to preliminary Adjusted operating expense, a non-GAAP financial measure in this press release. We believe this non-GAAP financial measure is a useful measure across time in evaluating our operating performance as we use this measure to manage the business, including in preparing our annual operating budget and financial projections. This non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore have limits in its usefulness to investors. Because of the non-standardized definition, this measure may not be comparable to the calculation of similar measure of other companies and is presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measures. Reconciliation of non-GAAP financial measure and the most directly comparable GAAP financial measure is included in the table accompanying this press release.

Interim Business Update

●	BlueWalker 3 demonstration of the first and only space-based 5G capabilities and 14 Mbps data rates on a 5MHz spectrum allocation caps a highly successful testing program that included 2G, 4G and 5G with participation from partners AT&T, Vodafone, Rakuten and Nokia, validating AST SpaceMobile’s satellite design, patented technology, and manufacturing strategy
●	First five commercial BlueBird satellites expected to be launched in Q1 2024, with approximately 85% of planned capital expenditures (including launch costs) incurred as of September 30, 2023
●	We expect to enter into commercial agreements with governmental entities and mobile network operators for the use of our first five commercial satellites; if successful entering into these agreements, we expect to generate revenue in 2024
●	As we complete certain non-recurring R&D initiatives and the first five commercial satellites, we expect Adjusted operating expenses to be between $25 million to $30 million per quarter beginning from Q1 2024, versus the historical run-rate of approximately $40 million per quarter
●	Fundraising efforts with multiple strategic partners continue to advance and progress, and are expected to result in securing capital for the continued buildout of the AST SpaceMobile constellation. We are seeking to close and fund these transactions within the fourth quarter of 2023. There can be no assurance that we will enter into any such transactions on acceptable terms, on this timing, or at all

About AST SpaceMobile

AST SpaceMobile, Inc. is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and results of the BW3 satellite tests, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

The ongoing testing of the BW3 satellite may not be completed due to a variety of factors, which could include loss of satellite connectivity, destruction of the satellite, or other communication failures, and even if completed, the BW3 testing may indicate adjustments that are needed or modifications that must be made, any of which could result in additional costs, which could be material, and delays in commercializing our service. If there are delays or issues with additional testing, it may become more costly to raise capital, if we are able to do so at all.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30, 2023
	Low	High
Preliminary total operating expenses	$57,280	$60,280
Less: Stock-based compensation, depreciation and amortization	(21,119)	(22,119)
Preliminary Adjusted operating expenses	$36,161	$38,161

Preliminary Adjusted operating expenses is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense.

We believe Adjusted operating expenses is a useful measure across time in evaluating our operating performance as we use this measure to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definitions, this measure may not be comparable to the calculation of similar measure of other companies and is presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of preliminary Total operating expenses.